Exhibit 1.1

EXECUTION COPY

UNDERWRITING AGREEMENT

Dated June 11, 2007

among

MOLSON COORS BREWING COMPANY

(Fully and Unconditionally Guaranteed by
Certain Subsidiaries of Molson Coors Brewing Company)

and

DEUTSCHE BANK SECURITIES INC.

and

CITIGROUP GLOBAL MARKETS INC.

MOLSON COORS BREWING COMPANY
$500,000,000 2.5% Convertible Senior Notes due 2013
Underwriting Agreement

Deutsche Bank Securities Inc.
Citigroup Global Markets Inc.
c/o  Deutsche Bank Securities Inc.
60 Wall Street
New York, New York  10005

Ladies and Gentlemen:

Molson Coors Brewing Company, a Delaware corporation (the “Company”), proposes to issue and sell to the several underwriters named in Schedule I hereto (the “Underwriters”) for whom you are acting as representatives (the “Representatives”) $500,000,000 aggregate principal amount of its 2.5% Convertible Senior Notes due 2013 (the “Firm Securities”) to be guaranteed (the “Guarantees”) on a senior unsecured basis by each of the Company’s subsidiaries listed on Schedule II hereto and such other subsidiaries as may be required from time to time pursuant to the Indenture (collectively, the “Guarantors”).   The Company also proposes to sell at the Underwriters’ option an aggregate of up to an additional $75,000,000 in aggregate principal amount of its 2.5% Convertible Senior Notes due 2013 (the “Optional Securities” and, together with the Firm Securities, the “Securities”) as set forth below.  To the extent that there are no additional Underwriters listed on Schedule I hereto other than you, the terms Representatives and Underwriters as used herein shall mean you, as Underwriters.

The Securities will be convertible on the terms, and subject to the conditions, set forth in the Indenture (as defined below).  As used herein, “Conversion Shares” means the shares of Class B common stock, par value $0.01 per share, of the Company (the “Class B Common Stock”) to be received by the holders of the Securities upon conversion of the Securities pursuant to the terms of the Securities.  The Class B Common Stock together with the Class A common stock, par value $0.01 per share, of the Company is referred to herein as the “Common Stock.”  In connection with the offering of the Securities, the Company is entering into convertible note hedge and warrant transactions with Deutsche Bank AG and Citibank, N.A. pursuant to confirmation letters dated June 11, 2007, to the form of the 2002 ISDA Master Agreement (the “Convertible Note Hedge and Warrant Transaction Documentation”).

The Securities are to be issued pursuant to the provisions of an Indenture, as supplemented by the First Supplemental Indenture thereto, to be dated as of June 15, 2007 (together, the “Indenture”) among the Company, the Guarantors and Deutsche Bank Trust Company Americas, as trustee (the “Trustee”).  This Agreement, the Indenture, the Securities and the Convertible Note Hedge and Warrant Transaction Documentation are referred to herein collectively as the “Operative Documents.”

1.             Representations and Warranties.  Each of the Company and the Guarantors represents and warrants, and agrees with you that:

(a)           A registration statement on Form S-3 (File No. 333-143634) with respect to the Securities, the Guarantees and the Conversion Shares has been prepared by the Company and the Guarantors in conformity in all material respects with the requirements of the Securities Act of 1933, as amended (the “Act”), and the rules and regulations (the “Rules and Regulations”) of the Securities and Exchange Commission (the “Commission”) thereunder and has been filed with the Commission. The Company, the Guarantors and the transactions contemplated by this Agreement meet the requirements and comply with the conditions for the use of Form S-3 under the Act.  Copies of such registration statement, including any amendments thereto, the preliminary prospectuses (meeting the requirements of the Rules and Regulations) contained therein and the exhibits, financial statements and schedules, as finally amended and revised, have heretofore been delivered by the Company to you.  Such registration statement, together with any registration statement filed by the Company and the Guarantors pursuant to Rule 462(b) under the Act, is herein referred to as the “Registration Statement,” which shall be deemed to include all information omitted therefrom in reliance upon Rules 430A, 430B or 430C under the Act and contained in the Prospectus referred to below, has become effective under the Act and no post-effective amendment to the Registration Statement has been filed as of the date of this Agreement.  “Prospectus” means the form of prospectus first filed with the Commission pursuant to and within the time limits described in Rule 424(b) under the Act. Each preliminary prospectus included in the Registration Statement prior to the time it becomes effective is herein referred to as a “Preliminary Prospectus.” Any reference herein to the Registration Statement, any Preliminary Prospectus or to the Prospectus or to any amendment or supplement to any of the foregoing documents shall be deemed to refer to and include any documents incorporated by reference therein, and, in the case of any reference herein to the Prospectus, also shall be deemed to include any documents incorporated by reference therein, and any supplements or amendments thereto, filed with the Commission after the date of filing of the Prospectus under Rule 424(b) under the Act, and prior to the termination of the offering of the Securities by the Underwriters.

(b)           Each document, if any, filed or to be filed pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and incorporated or deemed to be incorporated by reference in the Prospectus complied or will comply, as the case may be, when so filed in all material respects with the Exchange Act and the applicable rules and regulations thereunder.

(c)           As of the Applicable Time (as defined below) and as of the Closing Date or any Subsequent Closing Date, as the case may be (each as defined below), neither (i) the General Use Free Writing Prospectus(es) (as defined below) issued as of or prior to the Applicable Time, and the Statutory Prospectus (as defined below), all considered together (collectively, the “General Disclosure Package”), nor (ii) any individual Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, provided, however, that the Company and Guarantors make no representations or warranties as to information contained in or omitted from the General Disclosure Package or any Limited Use Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.  As used in this subsection and elsewhere in this Agreement:

“Applicable Time” means 5:00 pm (New York time) on the date of this Agreement or such other time as agreed to in writing by the Company and the Representatives.

“Statutory Prospectus” as of any time means the Preliminary Prospectus relating to the Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 under the Act, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) under the Act.

“General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is identified on Schedule III to this Agreement.

“Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Free Writing Prospectus.

(d)           The Commission has not issued an order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus relating to the proposed offering of the Securities, and no proceeding for that purpose or pursuant to Section 8A of the Act has been instituted or, to the Company’s knowledge, threatened by the Commission. The Registration Statement contains, and the Prospectus and any amendments or supplements thereto will contain, all statements which are required to be stated therein by, and will conform in all material respects to, the requirements of the Act and the Rules and Regulations.  The Registration Statement and any amendment thereto do not contain, and will not contain, any untrue statement of a material fact and do not omit, and will not omit, to state a material fact required to be stated therein or necessary to make the statements therein not misleading.  The Prospectus and any amendments and supplements thereto do not contain, and will not contain, any untrue statement of a material fact; and do not omit, and will not omit, to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Company and Guarantors make no representations or warranties as to information contained in or omitted from the Registration Statement or the Prospectus, or any such amendment or supplement, in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

(e)           (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the Exchange Act or form of prospectus), (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c)) made any offer relating to the Securities in reliance on the exemption of Rule 163 and (iv) as of the date hereof (with such date being used as the determination date for purposes of this clause(iv)), the Company was and is a “well-known seasoned issuer” as defined in Rule 405.  The Registration Statement is an “automatic shelf registration statement,” as defined in Rule 405.

(f)            Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Securities or until any earlier date that the Company notified or notifies the Representatives otherwise, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement or the Prospectus, including any document incorporated by reference therein that has not been superseded or modified, provided, however, that the Company and Guarantors make no representations or warranties as to information contained in or omitted from any Issuer Free Writing Prospectus in reliance upon, and in conformity with, written information furnished to the Company by or on behalf of any Underwriter through the Representatives, specifically for use therein, it being understood and agreed that the only such information is that described in Section 11 herein.

(g)           The Company has not, directly or indirectly, distributed and will not distribute any offering material in connection with the offering and sale of the Securities other than any Preliminary Prospectus, the Prospectus and other materials, if any, permitted under the Act and the Rules and Regulations and consistent with Section 5(b) below. The Company will file, if required under the Rules and Regulations, with the Commission all applicable Issuer Free Writing Prospectuses in the time required under Rule 433(d) under the Act.

(h)           (i)  At the time of filing the Registration Statement and (ii) as of the date hereof (with such date being used as the determination date for purposes of this clause(ii)), the Company was not and is not an “ineligible issuer” (as defined in Rule 405 under the Act, without taking into account any determination by the Commission pursuant to Rule 405 under the Act that it is not necessary that the Company be considered an ineligible issuer), including, without limitation, for purposes of Rules 164 and 433 under the Act with respect to the offering of the Securities as contemplated by the Registration Statement.

(i)            The Company has been duly incorporated, is validly existing as a corporation in good standing under the laws of the State of Delaware, has the corporate power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a material adverse effect on the condition, financial or otherwise, or on the earnings, business, operations or prospects of the Company and its subsidiaries taken as a whole (a “Material Adverse Effect”), or on the performance of the Company and the Guarantors of their respective obligations under the Securities.

(j)            Each Guarantor has been duly organized, is validly existing and in good standing (to the extent such concept is applicable) under the laws of the jurisdiction of its organization, has all requisite power and authority to own its property and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified to transact business and is in good standing (to the extent such concept is applicable) in each jurisdiction in which the conduct of its business or its ownership or leasing of property requires such qualification, except to the extent that the failure to be so qualified or be in good standing would not have a Material Adverse Effect; with respect to each of the Guarantors that is a corporation, all of the issued shares of capital stock of each such Guarantor have been duly and validly authorized and issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims and with respect to each of the Guarantors that is a limited liability partnership, all partnership interests are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims.

(k)           The financial statements and the related notes thereto included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus comply in all material respects with the applicable requirements of the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, as applicable, and present fairly the financial position of the Company and its consolidated subsidiaries as of the dates indicated and the results of their operations and the changes in their cash flows for the periods specified; such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods covered thereby; and the other financial information included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus has been derived from the accounting records of the Company and its subsidiaries and presents fairly the information shown thereby.  There are no financial statements (historical or pro forma) that are required to be included in the Registration Statement, the General Disclosure Package or the Prospectus that are not included as required.

(l)            This Agreement has been duly authorized, executed and delivered by the Company and the Guarantors.

(m)          The Securities have been duly authorized by the Company and the Guarantors and, when executed and authenticated in accordance with the provisions of the Indenture and delivered to and paid for by the Underwriters on the Closing Date or any Subsequent Closing Date, as the case may be, in accordance with the terms of this Agreement, will be valid and binding obligations of the Company and the Guarantors, enforceable in accordance with their terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity, and will be entitled to the benefits of the Indenture.

(n)           The Securities to be delivered on the Closing Date or on any Subsequent Closing Date are convertible into the Conversion Shares in accordance with the Indenture. The Conversion Shares have been duly authorized and reserved and, when issued upon conversion of the Securities in accordance with the terms of the Securities, will be validly issued, fully paid and non-assessable, and the issuance of such shares will not be subject to any preemptive or similar rights.

(o)           The Convertible Note Hedge and Warrant Transaction Documentation has been duly authorized, executed and delivered by the Company.

(p)           The obligations under the Indenture will be guaranteed by the Guarantors and the Indenture has been duly authorized by the Company and the Guarantors and, upon the effectiveness of the Registration Statement, will be qualified under the Trust Indenture Act of 1939, as amended, and the rules and regulations promulgated thereunder (the “Trust Indenture Act”); as of the Closing Date, the Indenture will have been duly executed and delivered by, and will be a valid and binding agreement of, the Company and the Guarantors, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and general principles of equity.

(q)           The Company’s capital stock, including the Class B Common Stock (including the Conversion Shares) conforms in all material respects to the description thereof contained in the Registration Statement, the General Disclosure Package and the Prospectus.  All of the issued and outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and nonassessable and have been issued in compliance with federal and state securities laws.  None of the outstanding shares of capital stock of the Company were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company.  There are no authorized or outstanding options, warrants, preemptive rights, rights of first refusal or other rights to purchase, or equity or debt securities convertible into or exchangeable or exercisable for, any capital stock of the Company or any of its subsidiaries other than those described in the Registration Statement, the General Disclosure Package and the Prospectus.  The description of the Company’s outstanding capital stock set forth in the Registration Statement, the General Disclosure Package and the Prospectus under the caption “Capitalization” accurately and fairly presents and summarizes the classification of such capital stock.  The description of the Company’s stock option, stock bonus and other stock plans or arrangements, the options or other rights granted thereunder, and shareholder trust and voting agreements set forth in the Registration Statement, the General Disclosure Package and the Prospectus accurately and fairly presents and summarizes such plans, arrangements, options, rights and agreements.

(r)            The execution and delivery by the Company and the Guarantors of, and, the performance by the Company and the Guarantors of their respective obligations under, the Operative Documents (including the issuance of the Conversion Shares upon conversion of any Securities) will not contravene (i) any agreement or other instrument binding upon the Company or the Guarantors or any of their subsidiaries that is material to the Company and the Guarantors and their subsidiaries, taken as a whole, or any provision of applicable law, (ii) the certificate of incorporation or by-laws, or similar organizational documents, as the case may be, of the Company and the Guarantors, or (iii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the Company, the Guarantors or any of their subsidiaries, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by the Company and the Guarantors of their respective obligations under the Operative Documents, except such as have been obtained and are in full force and effect or will be obtained and be in full force and effect under the Act and the Trust Indenture Act or under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Underwriters in the manner contemplated herein and in the General Disclosure Package and the Prospectus.

(s)           There has not occurred any material adverse change, or any development involving a prospective material adverse change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Guarantors and any of their subsidiaries, taken as a whole, from that set forth in the Registration Statement, the General Disclosure Package and the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement).

(t)            There are no legal or governmental proceedings pending or, to the knowledge of the Company and the Guarantors, threatened to which the Company, the Guarantors or any of their subsidiaries is a party or to which any of the properties of the Company, the Guarantors or any of their subsidiaries is subject other than proceedings accurately described in all material respects in the Registration Statement, the General Disclosure Package and the Prospectus and proceedings that would not have a Material Adverse Effect or affect the power or ability of the Company and the Guarantors to perform their obligations under the Operative Documents or to consummate the transactions contemplated by the General Disclosure Package and the Prospectus.

(u)           None of the Company, the Guarantors and their subsidiaries is in violation or default, as the case may be, of (i) any provision of its charter or bylaws or similar organizational documents, as the case may be, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or such subsidiary or any of its properties, as applicable, except, with respect to (ii) or (iii) for any such violation or default that would not, singly or in the aggregate, have a Material Adverse Effect.

(v)           Neither the issue and sale of the Securities nor the consummation of any other of the transactions herein contemplated nor the fulfillment of the terms hereof will conflict with, result in a breach or violation of, any statute, law, rule or regulation of any regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Company or any of its subsidiaries or any of their respective properties, as applicable, except as would not, individually or in the aggregate have a Material Adverse Effect.

(w)          The Company, the Guarantors and their subsidiaries (i) are in compliance with all applicable foreign; federal, state, provincial and local laws and regulations relating to the protection of human health and safety, the environment or hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”), (ii) have received all permits, licenses or other approvals required of them under Environmental Laws to conduct their respective businesses and (iii) are in compliance with all terms and conditions of any such permit, license or approval, except where such noncompliance with Environmental Laws, failure to receive required permits, licenses or other approvals or failure to comply with the terms and conditions of such permits, licenses or approvals would not, singly or in the aggregate, have a Material Adverse Effect.

(x)            There are no costs or liabilities associated with Environmental Laws (including, without limitation, any capital or operating expenditures required for cleanup, closure of properties or compliance with Environmental Laws or any permit, license or approval, any related constraints on operating activities and any potential liabilities to third parties) which would, singly or in the aggregate, have a Material Adverse Effect.

(y)           The Company and the Guarantors are not, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Registration Statement, the General Disclosure Package and the Prospectus, will not be, required to register as an “investment company” as such term is defined in the Investment Company Act of 1940, as amended.

(z)            PricewaterhouseCoopers LLP, who have certified certain financial statements of the Company and its subsidiaries are independent public accountants with respect to the Company and its subsidiaries within the meaning of Rule 101 of the Code of Professional Conduct of the American Institute of Certified Public Accountants and its interpretations and rulings thereunder.

(aa)         Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of the Guarantors is aware of (i) any material weakness in its internal control over financial reporting or (ii) change in internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.

(bb)         Solely to the extent that the Sarbanes-Oxley Act of 2002, as amended, and the rules and regulations promulgated by the Commission and the New York Stock Exchange thereunder (the “Sarbanes-Oxley Act”) has been applicable to the Company, there is and has been no failure on the part of the Company to comply in all material respects with any provision of the Sarbanes-Oxley Act.  The Company has taken all necessary actions to ensure that it is in compliance with all provisions of the Sarbanes-

Oxley Act that are in effect and with which the Company is required to comply and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect or which will become applicable to the Company.

(cc)         The Company, the Guarantors and their subsidiaries have good and marketable title in fee simple to, or have valid rights to lease or otherwise use, all real property, and have good marketable title to, or have valid rights to lease or otherwise use, all personal property, in each case, which is material to the business of the Company and the Guarantors, in each case free and clear of all liens, encumbrances and defects except such as are described in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company, the Guarantors and their subsidiaries except where failure to have such title would have a Material Adverse Effect, and any real property, sites and buildings held under lease by the Company, the Guarantors or their subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as would not have a Material Adverse Effect, in each case except as described in the Registration Statement, the General Disclosure Package and the Prospectus.

(dd)         The Company, the Guarantors and their subsidiaries have complied with all provisions of Section 517.075, Florida Statutes relating to doing business with the Government of Cuba or with any person or affiliate located in Cuba.

(ee)         The Company and the Guarantors own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses with such exceptions as would not have a Material Adverse Effect; and the conduct of their respective businesses will not conflict in any material respect with any such rights of others.

(ff)           Neither the Company nor any of the Guarantors has taken, directly or indirectly, any action, designed to or that could reasonably be expected to cause or result in any stabilization or manipulation of the price of the Securities.

(gg)         No subsidiary of the Company has guaranteed any security of the Company or of any other subsidiary of the Company, excepting guarantees by the Company’s subsidiaries listed on Schedule II hereto of $300,000,000 aggregate principal amount of 4.85% Senior Notes due 2010 issued by Molson Coors Capital Finance ULC, CAD $900 million aggregate principal amount of 5.00% notes due 2015 issued by Molson Coors Capital Finance ULC and USD $850 million aggregate principal amount of 6.375% fixed rate senior notes due 2012 issued by the Company.

2.             Purchase, Sale and Delivery of the Securities.

(a)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter agrees, severally and not jointly, to purchase from the Company, at the purchase price of 98.375% of the principal amount thereof (the “Purchase Price”) the principal amount of the Securities set forth opposite such Underwriter’s name in Schedule I hereto.

(b)           Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Company hereby grants an option to the several Underwriters to purchase, severally and not jointly, up to $75,000,000 aggregate principal amount of Optional Securities at the same purchase price.  Said option may be exercised only to cover over-allotments in the sale of the Underwritten Securities by the Underwriters.  Said option may be exercised in whole or in part at any time on or before the 13th day after the date of the Prospectus upon written or telegraphic notice by the Representatives to the Company setting forth the aggregate principal amount of the Optional Securities as to which the several Underwriters are exercising the option and the settlement date.  The aggregate principal amount of Optional Securities to be purchased by each Underwriter shall be the same percentage of the total aggregate principal amount of the Optional Securities to be purchased by the several Underwriters as such Underwriter is purchasing of the Underwritten Securities, subject to such adjustments as the Representatives in their absolute discretion shall make to ensure that the Optional Securities are not issued in minimum denominations of less than $1,000 or whole multiples thereof.

(c)           Delivery of and payment for the Underwritten Securities and the Optional Securities (if the option provided for in Section 2(c) hereof shall have been exercised on or before the third business day immediately preceding the Closing Date) shall be made at 10:00 am on June 15, 2007 or at such time on such later date not more than three business days after the foregoing date as the Representatives shall designate, which date and time may be postponed by agreement between the Representatives and the Company or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”) at the offices of Cleary Gottlieb Steen & Hamilton LLP.  Delivery of the Securities shall be made to the Representatives for the respective accounts of the several Underwriters against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.  Delivery of the Underwritten Securities and the Optional Securities shall be made through the facilities of The Depository Trust Company unless the Representatives shall otherwise instruct.

(d)           If the option provided for in Section 2(c) hereof is exercised after the third business day immediately preceding the Closing Date, the Company will deliver the Optional Securities (at the expense of the Company) to the Representatives, at the offices of Cleary Gottlieb Steen & Hamilton LLP, on the date specified by the Representatives (which shall be within three business days after exercise of said option) for the respective accounts of the several Underwriters, against payment by the several Underwriters through the Representatives of the purchase price thereof to or upon the order of the Company by wire transfer payable in same-day funds to an account specified by the Company.    The time and date of delivery specified by the Representatives may be the same as the Closing Date (in which case the term “Closing Date” shall refer to the time and date of delivery of the Firm Securities and the Optional Securities). If such time and date is subsequent to the Closing Date, it is herein called a “Subsequent Closing Date.” If settlement for the Optional Securities occurs after the Closing Date, the Company will deliver to the Representatives on the settlement date for the Optional Securities, and the obligation of the Underwriters to purchase the Optional Securities shall be conditioned upon receipt of, supplemental opinions, certificates and letters confirming as of such date the opinions, certificates and letters delivered on the Closing Date pursuant hereto.

(e)           The Company and each of the Guarantors acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Guarantors with respect to the offering of Securities contemplated hereby (including in connection with determining the terms of the offering) and not as a financial advisor or a fiduciary to, or an agent of, the Company, the Guarantors or any other person.  Additionally, no Underwriter is advising the Company, the Guarantors or any other person as to any legal, tax, investment, accounting or regulatory matters in any jurisdiction.  The Company and the Guarantors shall consult with their own advisors concerning such matters and shall be responsible for making their own independent investigation and appraisal of the transactions contemplated hereby, and the Underwriters shall have no responsibility or liability to the Company or any Guarantor with respect thereto.  Any review by the Underwriters of the Company, the Guarantors, the transactions contemplated hereby or other matters relating to such transactions will be performed solely for the benefit of the Underwriters and shall not be on behalf of the Company or any Guarantor.

3.             Terms of Offering.  You have advised the Company that the Underwriters will make an offering of the Securities purchased by the Underwriters hereunder on the terms to be set forth in this Agreement and the Prospectus, as soon as practicable after this Agreement is entered into as in your judgment is advisable.

4.             Conditions to the Purchasers’ Obligations.  The several obligations of the Underwriters to purchase and pay for the Firm Securities on the Closing Date and, with respect to the Optional Securities, any Subsequent Closing Date, are subject to the following conditions:

(a)           The Company and the Guarantors shall have filed the Prospectus with the Commission (including the information required by Rule 430B under the Act) in the manner and within the time period required by Rule 424(b) under the Act, or the Company and the Guarantors shall have filed a post-effective amendment to the Registration Statement containing the information required by such Rule 430B, and such post-effective amendment shall have become effective.  All material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time periods prescribed for such filings under such Rule 433.

(b)           No stop order suspending the effectiveness of the Registration Statement, or any post-effective amendment to the Registration Statement, shall be in effect and no proceedings for such purpose shall have been instituted or threatened by the Commission, and the Company shall not have received from the Commission any notice pursuant to Rule 401(g)(2) under the Act objecting to use of the automatic shelf registration statement form.

(c)           Subsequent to the execution and delivery of this Agreement and prior to (and including) the Closing Date and, with respect to the Optional Securities, any Subsequent Closing Date:

(i)            there shall not have occurred any downgrading, nor shall any notice have been given of any intended or potential downgrading or of any review for a possible change that does not indicate the direction of the possible change, in the rating accorded any of the Company or Guarantors’ securities by any “nationally recognized statistical rating organization,” as such term is defined for purposes of Rule 436(g)(2) under the Act; and

(ii)           there shall not have occurred any change, or any development involving a prospective change, in the condition, financial or otherwise, or in the earnings, business or operations of the Company, the Guarantors and their subsidiaries, taken as a whole, from that set forth in the Prospectus (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement) that, in your judgment, is material and adverse and that makes it, in your judgment, impractical or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

(d)           The Underwriters shall have received on each of the Closing Date and any Subsequent Closing Date a certificate, dated such Closing Date and signed by an executive officer of the Company, to the effect set forth in Section 4(c)(i) and to the effect that the representations and warranties of the Company and the Guarantors contained in this Agreement are true and correct as of such Closing Date or Subsequent Closing Date, as the case may be, and that each of the Company and the Guarantors has complied with all of the agreements and satisfied all of the conditions on its part to be performed or satisfied hereunder on or before such Closing Date or Subsequent Closing Date, as the case may be.

The officer signing and delivering such certificate may rely upon the best of his or her knowledge as to proceedings threatened.

(e)           The Underwriters shall have received on each of the Closing Date and any Subsequent Closing Date an opinion of Gibson, Dunn & Crutcher LLP, outside United States counsel for the Company and the Guarantors, dated such Closing Date or Subsequent Closing Date, as the case may be, substantially in the form of Exhibit A hereto.

(f)            The Underwriters shall have received on each of the Closing Date and any Subsequent Closing Date an opinion of Douglas N. Beck, Esq., Vice President and Deputy General Counsel of the Company, dated such Closing Date or Subsequent Closing Date, as the case may be, substantially in the form of Exhibit B hereto.

(g)           The Underwriters shall have received on each of the Closing Date and any Subsequent Closing Date an opinion of Cox & Palmer, Canadian counsel to the Company and the Guarantors, dated such Closing Date or Subsequent Closing Date, as the case may be, substantially in the form of Exhibit C hereto.

(h)           The Underwriters shall have received on each of the Closing Date and any Subsequent Closing Date an opinion of Cleary Gottlieb Steen & Hamilton LLP, counsel for the Underwriters, dated such Closing Date or Subsequent Closing Date, as the case may be, with respect to such matters as the Representatives may reasonably request, and such counsel shall have received such documents and information as they may reasonably request for them to pass upon such matters.

The opinions of Gibson, Dunn & Crutcher LLP, Douglas N. Beck, Esq. and Cox & Palmer described in Section 5(e), 5(f) and 5(g) above shall be rendered to the Underwriters at the request of the Company and shall so state therein.

(i)            The Underwriters shall have received on each of the date hereof, the Closing Date and any Subsequent Closing Date letters, dated the date hereof, the Closing Date or Subsequent Closing Date, as the case may be, in form and substance satisfactory to the Underwriters and PricewaterhouseCoopers LLP, from PricewaterhouseCoopers LLP, independent public accountants to the Company and its subsidiaries, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements, pro forma financial statements and certain financial information contained in, and incorporated by reference into, the Prospectus; provided, however, that the letter delivered on the Closing Date shall use a “cut-off date” not earlier than the date hereof.

(j)            The Company and the Trustee shall have executed and delivered the Indenture, and the Underwriters shall have received an original copy thereof, duly executed by the Company and the Trustee.

(k)           On or prior to the date hereof, the Company shall have furnished to the Representatives an agreement in the form of Exhibit D hereto from each of Eric Molson, Andrew Molson, Peter Coors, Melissa Coors Osborn, Leo Kiely, Timothy Wolf, Frits van Paasschen, Peter Swinburn, and Kevin Boyce, and each such agreement shall be in full force and effect on each of the Closing Date and any Subsequent Closing Date.

(l)            The Company shall have caused the Conversion Shares initially issuable upon conversion of the Securities to be duly listed, subject to issuance, for trading on the New York Stock Exchange.

(m)          No action shall have been taken and no statute, rule, regulation or order shall have been enacted, adopted or issued by any federal, state, foreign or provincial governmental or regulatory authority that would, as of the Closing Date or any Subsequent Closing Date, prevent the issuance or sale of the Securities; and no injunction or order of any United States federal or state or court shall have been issued that would, as of the Closing Date or any Subsequent Closing Date, prevent the issuance or sale of the Securities.

(n)           The Underwriters shall have received such other documents and certificates as are reasonably requested by you or your counsel.

5.             Covenants of the Company and the Guarantors.  In further consideration of the agreements of the Underwriters contained in this Agreement, each of the Company and the Guarantors covenants with each Underwriter as follows:

(a)           The Company and the Guarantors will (i) prepare and timely file with the Commission under Rule 424(b) under the Act a Prospectus in a form approved by the Representatives containing information previously omitted at the time of effectiveness of the Registration Statement in reliance on Rules 430A, 430B or 430C under the Act and (ii) file on a timely basis all reports and any definitive proxy or information statements required to be filed by the Company with the Commission subsequent to the date of the Prospectus and prior to the termination of the offering of the Securities by the Underwriters.

(b)           The Company and the Guarantors will (i) not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or that would otherwise constitute a “free writing prospectus” (as defined in Rule 405 under the Act) required to be filed by the Company or any Guarantor with the Commission under Rule 433 under the Act unless the Representatives approve its use in writing prior to first use (each, a “Permitted Free Writing Prospectus”); provided that the prior written consent of the Representatives hereto shall be deemed to have been given in respect of the Issuer Free Writing Prospectus(es) included in Schedule III hereto, (ii)  treat each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus, (iii) comply with the requirements of Rules 164 and 433 under the Act applicable to any Issuer Free Writing Prospectus, including the requirements relating to timely filing with the Commission, legending and record keeping and (iv) not take any action that would result in an Underwriter, the Company or any Guarantor being required to file with the Commission pursuant to Rule 433(d) under the Act a free writing prospectus prepared by or on behalf of such Underwriter that such Underwriter otherwise would not have been required to file thereunder.

(c)           The Company will prepare a final term sheet (the “Final Term Sheet”) reflecting the final terms of the Securities, in form and substance satisfactory to the Representatives, and shall file such Final Term Sheet as an Issuer Free Writing Prospectus pursuant to Rule 433 under the Act prior to the close of business two business days after the date hereof; provided that the Company shall provide the Representatives with copies of any such Final Term Sheet a reasonable amount of time prior to such proposed filing and will not use or file any such document to which the Representatives or counsel to the Underwriters shall reasonably object.

(d)           The Company will advise the Representatives promptly (A) when any post-effective amendment to the Registration Statement shall have become effective, (B) of receipt of any comments from the Commission, (C) of any request of the Commission for amendment of the Registration Statement or for supplement to the General Disclosure Package or the Prospectus or for any additional information, and (D) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus, or of the institution of any proceedings for that purpose or pursuant to Section 8A of the Act.  The Company will use its best efforts to prevent the issuance of any such order and to obtain as soon as possible the lifting thereof, if issued.  Additionally, each of the Company and the Guarantors agree that it shall (i) pay the required Commission filing fees relating to the Securities within the time required by Rule 456(b)(1) under the Act without regard to the proviso therein and otherwise in accordance with Rules 456(b) and 457(r) under the Act, (ii) comply with the provisions of Rules 424(b) and 430B, as applicable, under the Act, including with respect to the timely filing of documents thereunder and (iii) use its reasonable efforts to confirm that any filings made by the Company under such Rule 424(b) were received in a timely manner by the Commission.

(e)           The Company will deliver to, or upon the order of, the Representatives, from time to time, as many copies of any Issuer Free Writing Prospectus as the Representatives may reasonably request. The Company will deliver to, or upon the order of, the Representatives during the period when delivery of a Prospectus (or, in lieu thereof, the notice referred to under Rule 173(a) under the Act) (the “Prospectus Delivery Period”) is required under the Act, as many copies of the Prospectus in final form, or as thereafter amended or supplemented, as the Representatives may reasonably request.  The Company will deliver to the Representatives at or before the Closing Date, four signed copies of the Registration Statement and all amendments thereto including all exhibits filed therewith, and will deliver to the Representatives such number of copies of the Registration Statement (including such number of copies of the exhibits filed therewith that may reasonably be requested), including documents incorporated by reference therein, and of all amendments thereto, as the Representatives may reasonably request.

(f)            Before amending or supplementing the Registration Statement, the General Disclosure Package or the Prospectus (including by way of a report filed under the Exchange Act and incorporated by reference therein) at any time during the Prospectus Delivery Period, the Company shall furnish to the Representatives a copy of each such proposed amendment or supplement and, and neither the Company nor the Guarantors shall file or use any such proposed amendment or supplement to which the Representatives reasonably object.

(g)           Each of the Company and the Guarantors will comply with the Act and the Rules and Regulations, and the Exchange Act, and the rules and regulations of the Commission thereunder, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and the Prospectus.  If during the Prospectus Delivery Period, any event shall occur or condition exist as a result of which it is necessary to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made or then prevailing, not misleading, or, if it is necessary at any time to amend or supplement the Registration Statement, the General Disclosure Package or the Prospectus to comply with applicable law, the Company and the Guarantors promptly shall notify the Representatives of any such event or condition and either (i) prepare and file with the Commission an appropriate amendment or supplement to the Registration Statement, the General Disclosure Package or the Prospectus or  (ii) prepare and file with the Commission an appropriate filing under the Exchange Act which shall be incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus so that the Registration Statement, the General Disclosure Package and the Prospectus as so amended or supplemented will not, in the light of the circumstances under which they were made or then prevailing, be misleading, or so that the Registration Statement, the General Disclosure Package and the Prospectus will comply with applicable law.

(h)           The Company shall endeavor to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as you shall reasonably request and to continue such qualifications in effect so long as is required for the distribution of the Securities.

(i)            The Company will apply the net proceeds from the sale of the Securities as described in the Registration Statement, the General Disclosure Package and the Prospectus under the heading “Use of Proceeds”.

(j)            The Company shall engage and maintain, at its expense, a registrar and transfer agent for the Class B Common Stock.

(k)           The Company will reserve and keep available at all times, free of preemptive rights, the full number of Conversion Shares issuable upon conversion of the Securities at such time.

(l)            Between the date hereof and the Closing Date, the Company will not do or authorize any act or thing that would result in an adjustment of the conversion price.

(m)          The Company shall make generally available to the Company’s and the Guarantors’ security holders and to the Representatives as soon as practicable an earnings statement of the Company and its subsidiaries that satisfies the provisions of Section 11(a) of the Act and the rules and regulations of the Commission thereunder.

(n)           Prior to the Closing Date, the Company will furnish the Underwriters, as soon as they have been prepared by or are available to the Company, a copy of any draft unaudited interim financial statements of the Company for any period subsequent to the period covered by the most recent financial statements appearing in the Registration Statement, the General Disclosure Package and the Final Prospectus.

(o)           The Company will not, without the prior written consent of the Representatives, offer, sell, contract to sell, pledge, or otherwise dispose of (or enter into any transaction which is designed to, or might reasonably be expected to, result in the disposition (whether by actual disposition or effective economic disposition due to cash settlement or otherwise) by the Company or any affiliate of the Company or any person in privity with the Company or any affiliate of the Company), directly or indirectly, including the filing (or participation in the filing) of a registration statement with the Commission in respect of, or establish or increase a put equivalent position or liquidate or decrease a call equivalent position within the meaning of Section 16 of the Exchange Act, any shares of Common Stock or any securities convertible into, or exercisable, or exchangeable for, shares of Common Stock; or publicly announce an intention to effect any such transaction, until 90 days after the date of the Prospectus, provided, however, that the foregoing shall not apply to (i) issuances of employee stock options and restricted shares pursuant to the terms of any equity incentive plan in effect at the time this Agreement is executed and delivered, (ii) issuances of securities in connection with acquisitions of other entities or assets as long as the recipients of those securities agree to be bound by the restrictions on transfer in respect of those securities equivalent to those set forth in this Section 5(o), (iii) the sale of the Securities under this Agreement or the issuance of the Conversion Shares and (iv) the entry into the transactions contemplated by the Convertible Note Hedge and Warrant Transaction Documentation.  If (1) during the last 17 days of the 90-day restricted period, the Company issues an earnings release or material news or a material event relating to the Company occurs; or (2) prior to the expiration of the 90-day restricted period, the Company announces that it will release earnings results during the 16-day period following the last day of the 90-day restricted period, then in each case the restrictions imposed by this Agreement shall continue to apply until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of material news or a material event relating to the Company, as the case may be, unless the Representatives waive, in writing, such extension.

(p)           The Company shall furnish to the holders of the Securities as soon as practicable after the end of each fiscal year an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, as soon as practicable after the end of each of the first three quarters of each fiscal year (beginning with the first fiscal quarter ending after the Closing Date), to make available to the holders of the Securities consolidated summary financial information of the Company and its consolidated subsidiaries for such quarter in reasonable detail; provided that the Company shall not be required to furnish materials pursuant to this paragraph that are filed and publicly accessible via the EDGAR database.

(q)           During the period of two years after the Closing Date the Company will furnish to the Representatives (i) as soon as practicable after the end of each fiscal year, copies of the annual report of the Company containing the balance sheet of the Company as of the close of such fiscal year and statements of income, stockholders’ equity and cash flows for the year then ended and the opinion thereon of the Company’s independent public or certified public accountants (provided that if such information is contained in the reports referenced in clause (ii), this clause (i) will not require provision of any additional documentation); (ii) as soon as practicable after the filing thereof, copies of each proxy statement, Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Current Report on Form 8-K or other report filed by the Company with the Commission, or any securities exchange; and (iii) as soon as available, copies of any report or communication of the Company mailed generally to holders of its capital stock; provided that in no event shall the Company be required to furnish materials pursuant to this paragraph that are filed and publicly accessible via the EDGAR database.

(r)            The Company shall not invest or otherwise use the proceeds received by the Company from its sale of the Securities in such a manner as would require the Company or any of its subsidiaries to register as an investment company under the Investment Company Act.

(s)           The Company will not take, directly or indirectly, any action designed to cause or result in, or that has constituted or might reasonably be expected to constitute, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Securities.

(t)            The Company will cooperate with the Representatives and use its best efforts to permit the Securities to be eligible for clearance and settlement through The Depository Trust Company.

6.             Expenses.  Whether or not the transactions contemplated in this Agreement are consummated or this Agreement is terminated, each of the Company and the Guarantors agrees to pay or cause to be paid all expenses incident to the performance of their obligations under this Agreement, including: (i) the fees, disbursements and expenses of counsel and accountants to the Company and the Guarantors in connection with the issuance and sale of the Securities and all other fees or expenses in connection with the preparation of the Registration Statement, the Preliminary Prospectuses, the Issuer Free Writing Prospectuses and the Prospectus and all amendments and supplements thereto, including all printing costs associated therewith, and the mailing and delivering of copies thereof to the Underwriters, in the quantities herein above specified, (ii) all costs and expenses related to the transfer and delivery of the Securities to the Underwriters, including any transfer or other taxes payable thereon, (iii) the filing fees of the Commission, (iv) the cost of printing or producing any Blue Sky or legal investment memorandum in connection with the offer and sale of the Securities under state securities laws and all expenses in connection with the qualification of the Securities for offer and sale under state securities laws as provided in Section 5(h) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky or legal investment memorandum, (v) any fees charged by rating agencies for the rating of the Securities, (vi) the costs and charges of the Trustee and any transfer agent, registrar or depositary, (vii) the filing fees and expenses (including legal fees and disbursements) incident to securing any required review by the NASD of the terms of sale of the Securities, listing fees of The New York Stock Exchange in relation to the Conversion Shares,  and (viii) all other costs and expenses incident to the performance of the obligations of the Company and the Guarantors hereunder for which provision is not otherwise made in this Section.  It is understood, however, that except as provided in this Section, Section 7 entitled “Indemnity and Contribution,” and the last paragraph of Section 9 below, the Underwriters will pay all fees and disbursements of their counsel.  Each of the Company and the Guarantors agrees to pay the costs and expenses of the Company and the Guarantors relating to investor presentations on any “road show” undertaken in connection with the marketing of the offering of the Securities, including, expenses associated with the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations with the prior written approval of the Company, travel and lodging expenses of the representatives and officers of the Company and any such consultants, and the proportionate share of the cost of any aircraft chartered in connection with the road show.

7.             Indemnity and Contribution.

(a)           Each of the Company and the Guarantors agrees:

(i)            to indemnify and hold harmless each Underwriter, the directors and officers of each Underwriter and each person, if any, who controls any Underwriter within the meaning of either Section 15 of the Act or Section 20 of the Exchange Act, against any losses, claims, damages or liabilities to which such Underwriter or any such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon  (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii)  with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; provided, however, that the neither the Company nor any Guarantor will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement, or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus, or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that  the only such information furnished by any Underwriter consists of the information described as such in Section 11 herein; and

(ii)           to reimburse each Underwriter, each Underwriters’ directors and officers, and each such controlling person upon demand for any legal or other out-of-pocket expenses reasonably incurred by such Underwriter or such controlling person in connection with investigating or defending any such loss, claim, damage or liability, action or proceeding or in responding to a subpoena or governmental inquiry related to the offering of the Securities, whether or not such

Underwriter or controlling person is a party to any action or proceeding.  In the event that it is finally judicially determined that the Underwriters were not entitled to receive payments for legal and other expenses pursuant to this subparagraph, the Underwriters will promptly return all sums that had been advanced pursuant hereto.

(b)           Each Underwriter severally and not jointly will indemnify and hold harmless each of the Company and the Guarantors, each of its directors, each of its officers who have signed the Registration Statement and each person, if any, who controls the Company or any Guarantor within the meaning of the Act, against any losses, claims, damages or liabilities to which the Company, any Guarantor or any such director, officer or controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, (ii) with respect to the Registration Statement or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading or (iii) with respect to any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any amendment or supplement thereto, the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made; and will reimburse any legal or other expenses reasonably incurred by the Company, any such Guarantor or any such director, officer or controlling person in connection with investigating or defending any such loss, claim, damage, liability, action or proceeding; provided, however, that each Underwriter will be liable in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission has been made in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or such amendment or supplement, in reliance upon and in conformity with written information furnished to the Company by or on behalf of any Underwriter through the Representatives specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 11 herein.  This indemnity agreement will be in addition to any liability which such Underwriter may otherwise have.

(c)           In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to this Section 7, such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing.  No indemnification provided for in Section 7(a) or (b) shall be available to any party who shall fail to give notice as provided in this Section 7(c) if the party to whom notice was not given was unaware of the proceeding to which such notice would have related and was materially prejudiced by the failure to give such notice, but the failure to give such notice shall not relieve the indemnifying party or parties from any liability which it or they may have to the indemnified party for contribution or otherwise than on account of the provisions of Section 7(a) or (b).  In case any such proceeding shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and shall pay as incurred the fees and disbursements of such counsel related to such proceeding.  In any such proceeding, any indemnified party shall have the right to retain its own counsel at its own expense.  Notwithstanding the foregoing, the indemnifying party shall pay as incurred (or within 30 days of presentation) the fees and expenses of the counsel retained by the indemnified party in the event  (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel,  (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them or (iii) the indemnifying party shall have failed to assume the defense and employ counsel reasonably satisfactory to the indemnified party within a reasonable period of time after notice of commencement of the action.  Such firm shall be designated in writing by you in the case of parties indemnified pursuant to Section 7(a) and by the Company in the case of parties indemnified pursuant to Section 7(b).  The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment.  In addition, the indemnifying party will not, without the prior written consent of the indemnified party, settle or compromise or consent to the entry of any judgment in any pending or threatened claim, action or proceeding of which indemnification may be sought hereunder (whether or not any indemnified party is an actual or potential party to such claim, action or proceeding) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action or proceeding.

(d)           To the extent the indemnification provided for in this Section 7 is unavailable to or insufficient to hold harmless an indemnified party under Section 7(a) or (b) above in respect of any losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other from the offering of the Securities.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and the Guarantors on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions or proceedings in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the Company and the Guarantors on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company and the Guarantors bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and the Guarantors on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

(e)           The Company, the Guarantors and the Underwriters agree that it would not be just and equitable if contributions pursuant to this Section 7(e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7(e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions or proceedings in respect thereof) referred to above in this Section 7(e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e),  (i) no Underwriter shall be required to contribute any amount in excess of the underwriting discounts and commissions applicable to the Securities purchased by such Underwriter, and  (ii) no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this Section 7(e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)            In any proceeding relating to the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus, the Prospectus or any supplement or amendment thereto, each party against whom contribution may be sought under this Section 7 hereby consents to the jurisdiction of any court having jurisdiction over any other contributing party, agrees that process issuing from such court may be served upon it by any other contributing party and consents to the service of such process and agrees that any other contributing party may join it as an additional defendant in any such proceeding in which such other contributing party is a party.

(g)           Any losses, claims, damages, liabilities or expenses for which an indemnified party is entitled to indemnification or contribution under this Section 7 shall be paid by the indemnifying party to the indemnified party as such losses, claims, damages, liabilities or expenses are incurred.  The indemnity and contribution agreements contained in this Section 7 and the representations and warranties of the Company and the Guarantors set forth in this Agreement shall remain operative and in full force and effect, regardless of (i) any investigation made by or on behalf of any Underwriter, its directors or officers or any person controlling any Underwriter, the Company and the Guarantors, their respective directors or officers or any persons controlling the Company or the Guarantors, (ii) acceptance of any Securities and payment therefor hereunder, and

(iii) any termination of this Agreement.  A successor to any Underwriter, its directors or officers or any person controlling any Underwriter, or to the Company and the Guarantors, their respective directors or officers, or any person controlling the Company or the Guarantors, shall be entitled to the benefits of the indemnity, contribution and reimbursement agreements contained in this Section 7.

8.             Termination.  This Agreement shall be subject to termination by notice given by you to the Company and the Guarantors, if (a) after the execution and delivery of this Agreement and prior to the Closing Date or any Subsequent Closing Date (if different from the Closing Date and then only as to Optional Securities) (i) trading generally shall have been suspended or materially limited on or by, as the case may be, any of the New York Stock Exchange, the American Stock Exchange, the Toronto Stock Exchange or the Nasdaq Global Select Market, (ii) trading of any securities of the Company or Guarantors shall have been suspended on any exchange or in any over-the-counter market, (iii) a general moratorium on commercial banking activities in New York shall have been declared by either Federal or New York State authorities, (iv) a material disruption in the securities settlement, payment or clearance services in the United States shall have occurred or (v) there shall have occurred any outbreak or escalation of hostilities or any change in financial markets or any calamity or crisis that, in your judgment, is material and adverse and (b) in the case of any of the events specified in clauses 8(a)(i) through 8(a)(iv), such events singly or together with any other such event, makes it, in your judgment, impractical or inadvisable to proceed with the offer, sale or delivery of the Securities on the terms and in the manner contemplated in the General Disclosure Package and the Prospectus.

9.             Effectiveness; Defaulting Underwriters.  This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If on the Closing Date or any Subsequent Closing Date, as the case may be, any one of the Underwriters shall fail or refuse to purchase Securities that it or they have agreed to purchase hereunder on such date, and the aggregate principal amount of Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the principal amount of Firm Securities set forth opposite their respective names in Schedule I bears to the aggregate principal amount of Firm Securities set forth opposite the names of all such nondefaulting Underwriters, or in such other proportions as may be specified by the Representatives with the consent of the non-defaulting Underwriters, to purchase the Securities which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date.  If on the Closing Date or any Subsequent Closing Date, as the case may be, any Underwriter or Underwriters shall fail or refuse to purchase Securities which it or they have agreed to purchase hereunder on such date and the aggregate principal amount of Securities with respect to which such default occurs is more than one-tenth of the aggregate principal amount of Securities to be purchased on such date, and arrangements satisfactory to the Representatives and the Company for the purchase of such Securities are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any nondefaulting Underwriter or of the Company and the Guarantors.  In any such case either the Representatives or the Company shall have the right to postpone the Closing Date or any Subsequent Closing Date, as the case may be, but in no event for longer than seven days, in order that the required changes, if any, in the Registration

Statement, Disclosure Package or Prospectus or in any other documents or arrangements may be effected.  Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Company and the Guarantors to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Company and the Guarantors shall be unable to perform its obligations under this Agreement, the Company and the Guarantors will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all out-of-pocket expenses (including the fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.           Notices.  All notices and other communications under this Agreement shall be in writing and mailed, delivered or sent by facsimile transmission

(a)           if sent to the Underwriters to each of:

(i)            Deutsche Bank Securities Inc., 60 Wall Street, 4th Floor, New York, New York  10005; Attention: Syndicate Manager, fax number: (212) 797-9344, with a copy to Deutsche Bank Securities Inc., 60 Wall Street, New York, New York 10005, Attention: General Counsel, fax number (212) 797-4564, and

(ii)           Citigroup Global Markets Inc. General Counsel, fax number:  (212) 816-7912, and confirmed to the General Counsel, Citigroup Global Markets Inc., at 388 Greenwich Street, New York, New York, 10013, Attention:  General Counsel and

(b)           if sent to the Company, to Molson Coors Brewing Company, 1225 17th Street, Suite 3200, Denver, Colorado 80202, Attention: Chief Legal Officer, fax number: (303) 279-6565.

11.           Information Provided by Underwriters.  The Company, the Guarantors and the Underwriters acknowledge and agree that the only information furnished or to be furnished by any Underwriter to the Company for inclusion in the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus or the Prospectus consists of the statements in the Preliminary Prospectus and the Prospectus (i) in the last paragraph of the cover page (regarding delivery of the Securities) and (ii) under the heading “Underwriting” (A) the table following the first paragraph (listing the Underwriters and their respective participation in the sale of the Securities), (B) in the third paragraph (related to concessions and reallowances) and (C) in ninth, tenth and eleventh paragraphs (related to stabilization, syndicate covering transactions and penalty bids).

12.           Counterparts.  This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

13.           Applicable Law.  This Agreement shall be governed by and construed in accordance with the laws of the State of New York.

14.           Jurisdiction.  Any legal suit, action or proceeding arising out of or based upon this Agreement or the transactions contemplated hereby (“Related Proceedings”) shall only be instituted in the federal courts of the United States of America located in the City and County of New York, Borough of Manhattan or the courts of the State of New York in each case located in the City and County of New York, Borough of Manhattan (collectively, the “Specified Courts”), and each party irrevocably submits to the exclusive jurisdiction (except for proceedings instituted in regard to the enforcement of a judgment of any such court (a “Related Judgment”), as to which such jurisdiction is non-exclusive) of such courts in any such suit, action or proceeding.  Service of any process, summons, notice or document by mail to such party’s address set forth above shall be effective service of process for any suit, action or other proceeding brought in any such court.  The parties irrevocably and unconditionally waive any objection to the laying of venue of any suit, action or other proceeding in the Specified Courts and irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such suit, action or other proceeding brought in any such court has been brought in an inconvenient forum.

15.           Waiver of Jury Trial.  The Company hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

16.           Headings.  The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

[Remainder of this page intentionally left blank.]

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

MOLSON COORS BREWING COMPANY

By:	/s/ Michael J. Gannon
Name:	Michael J. Gannon
Title:	Vice President and Treasurer

MOLSON COORS CAPITAL FINANCE ULC

By:	/s/ Michael J. Gannon
Name:	Michael J. Gannon
Title:	President and Chief Executive Officer

COORS BREWING COMPANY

By:	/s/ Michael J. Gannon
Name:	Michael J. Gannon
Title:	Treasurer and Chief Corp. Finance Officer

COORS DISTRIBUTING COMPANY

By:	/s/ Michael J. Gannon
Name:	Michael J. Gannon
Title:	Treasurer

CBC HOLDCO, INC.

By:	/s/ Michael J. Gannon
Name:	Michael J. Gannon
Title:	President

MCBC INTERNATIONAL HOLDCO, INC.

By:	/s/ Michael J. Gannon
Name:	Michael J. Gannon
Title:	President

MOLSON COORS INTERNATIONAL LP

By:	MOLSON COORS INTERNATIONAL GENERAL, ULC
Its General Partner

	By:	/s/ Timothy E. Scully
	Name:	Timothy E. Scully
	Title:	Chief Financial Officer

MOLSON COORS INTERNATIONAL GENERAL, ULC

By:	/s/ Timothy E. Scully
Name:	Timothy E. Scully
Title:	Chief Financial Officer

COORS INTERNATIONAL HOLDCO, ULC

By:	/s/ Timothy E. Scully
Name:	Timothy E. Scully
Title:	Chief Financial Officer

MOLSON COORS CALLCO ULC

By:	/s/ Timothy E. Scully
Name:	Timothy E. Scully
Title:	Chief Financial Officer

COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.

By:	COORS GLOBAL PROPERTIES, INC.,
Its General Partner

	By:	/s/ Patti Zenk Beacom
	Name:	Patti Zenk Beacom
	Title:	President and Assistant Secretary

COORS GLOBAL PROPERTIES, INC.

By:	/s/ Patti Zenk Beacom
Name:	Patti Zenk Beacom
Title:	President and Assistant Secretary

Accepted as of the date hereof by the undersigned, each acting severally on behalf of itself and the several Underwriters named in Schedule I hereto

By:	DEUTSCHE BANK SECURITIES INC.

By:	/s/ Jonathan Miller
Name: Jonathan Miller
Title: Director

By:	/s/ Donald Sung
Name: Donald Sung
Title: Managing Director

By:	CITIGROUP GLOBAL MARKETS INC.

By:	/s/ Jeffrey A. Neikirk
Name: Jeffrey A. Neikirk
Title: Managing Director

Schedule I

Principal Amount of
Underwriter	Firm Securities To Be Purchased
Deutsche Bank Securities Inc.	$220,000,000
Citigroup Global Markets Inc.	$180,000,000
BMO Capital Markets Corp.	$20,000,000
J.P.Morgan Securities Inc.	$30,000,000
Morgan Stanley & Co. Incorporated .	$30,000,000
Wachovia Capital Markets, LLC	$20,000,000
Total	$500,000,000

Schedule II

Guarantors

Molson Coors Capital Finance ULC

Coors Brewing Company

Coors Distributing Company

Coors International Market Development, L.L.L.P.

Coors Global Properties, Inc.

Molson Coors International LP

CBC Holdco, Inc.

MCBC International Holdco, Inc.

Molson Coors International General, ULC

Coors International Holdco, ULC

Molson Coors Callco ULC

Schedule III

List of Issuer Free Writing Prospectuses

Issuer free writing prospectus containing the final terms of the offering of the Securities filed pursuant to Rule 433 on June 12, 2007